                                RIGHTS AGREEMENT

         This Rights Agreement, dated as of October 13, 1997 (this "Agreement"), is between THE LUBRIZOL CORPORATION, an Ohio corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY (the "Rights Agent").

                                    RECITALS

         WHEREAS, the Company entered into a certain Rights Agreement, dated as of October 6, 1987 between the Company and National City Bank (the "1987 Rights Agreement") and granted to each holder of Common Shares, without par value, of the Company (the "Common Shares") outstanding at the close of business on October 13, 1987 (the "1987 Record Date") a right entitling such holder to purchase, upon the terms and subject to the conditions set forth in the 1987 Rights Agreement, one-half of one Common Share for each Common Share so held on the 1987 Record Date at an initial purchase price of $150 per Common Share, subject to adjustment as provided in the 1987 Rights Agreement (such options and rights are hereinafter referred to as the "1987 Rights") and also authorized and granted one 1987 Right for each Common Share issued or delivered (whether originally issued or delivered from the Company's treasury) between the 1987 Record Date and the Distribution Date (as such term is defined in Section 3 of the 1987 Rights Agreement);

         WHEREAS, the 1987 Rights issued pursuant to the 1987 Rights Agreement will expire on October 12, 1997 and the Board of Directors of the Company has determined that it is desirable and in the best interests of the Company and its shareholders for the Company to provide for the continuation of substantially similar benefits afforded by the 1987 Rights Agreement following expiration of the 1987 Rights by adopting and entering into this Agreement;

         WHEREAS, on September 22, 1997, pursuant to Section 1701.16 of the Ohio Revised Code, the Board of Directors of the Company authorized and declared a dividend distribution


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of one right for each Common Share outstanding at the close of business on
September 22, 1997 (the "Record Date"), entitling the holder thereof to purchase, upon the terms and subject to the conditions hereinafter set forth, one-half of one Common Share for each Common Share so held on the Record Date at an initial purchase price of $170 per share, subject to adjustment as hereinafter provided (such rights are hereinafter referred to as the "Rights") and also authorized and granted one Right for each Common Share issued after the Record Date but prior to the earlier of (i) the Distribution Date (in the case of Common Shares issued upon conversion of the Company's convertible securities or upon exercise of employee stock options, prior to the thirtieth day after the Distribution Date), (ii) the Expiration Date, or (iii) October 12, 2007 (the "Final Expiration Date"), including, without limitation, Common Shares issued upon conversion of the Company's convertible securities and upon exercise of employee stock options and Common Shares which are treasury shares as of the Record Date and subsequently become outstanding;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

         (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares then outstanding, but shall not include (i) the Company, any Subsidiary or any employee benefit or stock ownership plan of the Company or any Person or entity organized, appointed or established by the Company for or pursuant to any such plan, (ii) any Person who becomes an Acquiring Person solely as a result of a reduction in the number of Common Shares outstanding due to the repurchase of Common Shares by the Company, unless and until
         (x) such time as such Person or any Affiliate or Associate of such Person shall thereafter become the Beneficial Owner of any additional Common Shares, other than as a result of a stock dividend, stock split or


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         similar transaction effected by the Company in which all holders of
         Common Shares are treated equally, or (y) any other Person who is the Beneficial Owner of any Common Shares shall thereafter become an Affiliate or Associate of such Person, or (iii) any Person who becomes the Beneficial Owner of 20% or more of the Common Shares then outstanding in a transaction or series of transactions which are approved in advance by the affirmative vote of a majority of the Board of Directors of the Company and a majority of the Continuing Directors (an "Approved Transaction"), unless and until such Person shall purchase or otherwise become the Beneficial Owner of additional Common Shares in a transaction or series of transactions which are not approved in advance by the affirmative vote of a majority the Board of Directors of the Company and a majority of the Continuing Directors.

         (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

         (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing;

                  (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or


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                  otherwise; provided, however, that a Person shall not be
                  deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or payment, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Rights which such Person or any of such Person's Affiliates or Associates has or the right to vote or dispose of pursuant to any agreement, arrangement or understanding; or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities of the Company; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding which (A) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (B) is not also then reportable on
                  Schedule 13D under the Exchange Act (or any comparable or successor report);

         provided, however, that nothing in this paragraph (c) shall cause a Person engaged in the business as an underwriter of securities to be deemed the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good


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         faith in a firm commitment underwriting until the expiration of forty
         (40) days after the date of such acquisition.

         (d) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the States of Ohio and New York are closed or are authorized or obligated by law or executive order to close.

         (e) "Close of business" on any given date shall mean 5:00 P.M., Cleveland, Ohio time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Cleveland, Ohio time, on the next succeeding Business Day.

         (f) "Common Shares" when used with reference to the Company shall mean the Common Shares, without par value, of the Company; provided that, if the Company is the continuing or surviving corporation in a transaction described in Section 11(d)(ii) hereof, "Common Shares" when used with reference to the Company shall mean the capital stock with the greatest aggregate voting power of the Company, or, if the Company is a subsidiary of another corporation or business trust, the corporation or business trust which ultimately controls the Company. "Common Shares" when used with reference to any corporation or business trust, other than the Company, shall mean the capital stock with the greatest aggregate voting power of such corporation or business trust, or, if such corporation or business trust is a subsidiary of another corporation or business trust, the corporation or business trust which ultimately controls such first-mentioned corporation or business trust.

         (g) "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the date of this Agreement, or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an


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         Acquiring Person, or an Affiliate or Associate of an Acquiring Person,
         or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the then Continuing Directors.

         (h) "Distribution Date" shall have the meaning ascribed to such term in
         Section 3 hereof.

         (i) "Expiration Date" shall mean the earlier of (i) the date on which the Rights are redeemed as provided in Section 23 hereof or (ii) the time at which all exercisable Rights are exchanged as provided in
         Section 11(p) hereof.

         (j) "Flip-In Event" shall mean any event described in Section 11(a)(ii) hereof.

         (k) "Flip-Over Event" shall mean any event described in clauses (i),
         (ii) or (iii) of Section 11(d) hereof.

         (l) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (m) "Redemption Price" shall mean $.05 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

         (n) "Share Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person (by press release, filing made with the Securities and Exchange Commission or otherwise) that an Acquiring Person has become such.

         (o) "Subsidiary" shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by the Company.


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         (p) "Triggering Event" shall mean any Flip-In Event or Flip-Over Event.

         Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall also be, prior to the Distribution Date, the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment and hereby certifies that it complies with the requirements of the New York Stock Exchange governing transfer agents and registrars. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such Co-Rights Agent.

         Section 3. ISSUE OF RIGHT CERTIFICATES. (a) Until the earlier of (i) the close of business on the tenth Business Day after the Share Acquisition Date (or, if the tenth Business Day after the Share Acquisition Date occurs before the Record Date, the close of business on the Record Date or such later date as the Board of Directors shall determine), or (ii) the close of business on the tenth Business Day (or such later date as the Board of Directors shall determine) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 20% or more of the Common Shares then outstanding (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Shares registered in the names of the record holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, and the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares in the stock transfer books of the Company


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maintained by the Company or its appointed transfer agent. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, insured, postage prepaid mail (or such other method as the Company shall deem appropriate), to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto, evidencing one Right for each Common Share so held, subject to adjustment, together with a notice setting forth the Purchase Price (as defined in Section 4 hereof) as in effect on the Distribution Date. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         Any Right Certificate issued pursuant to this Section 3 that represents Rights which are beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Right Certificate issued pursuant to Sections 6 or 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall be subject to and (to the extent feasible) contain the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage:

                  The Rights represented by this Right Certificate were issued to or acquired by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in the Rights Agreement.

provided, however, the failure of the Company to cause any Right Certificate to contain such legend or any defect therein, shall not affect the legality or validity of any provision of this Agreement, including provisions voiding Rights held by any such Person.


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         (b) On the Record Date or as soon as reasonably practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage prepaid mail (or such other method as the Company shall deem appropriate), to each record holder of Common Shares as of the close of business on the Record Date, at the address of such holder shown on the records of the Company as of such date. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for Common Shares registered in the names of the holders thereof. Until the Distribution Date (or the earlier of the Expiration Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

         (c) Certificates for Common Shares issued (including, without limitation, any certificates for Common Shares issued upon conversion of the Company's convertible securities or upon exercise of employee stock options) or surrendered for transfer or exchange after the Record Date but prior to the earlier of the Distribution Date, the Expiration Date or the Final Expiration Date, shall have stamped on, impressed on, printed on, written on or otherwise affixed to them the following legend or such similar legend as the Company may deem appropriate and as is not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Shares or the Rights may from time to time be listed, or to conform to usage:

                  This Certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between The Lubrizol Corporation and American Stock Transfer & Trust Company, dated as of October 13, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The Lubrizol Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this Certificate. The Lubrizol Corporation will mail to the holder


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                  of this Certificate a copy of the Rights Agreement without charge within five business days after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

         With respect to certificates containing the legend described above, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Shares represented thereby.

         Section 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto with such changes, marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates, whenever issued and on their face shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the price per whole share set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

         Section 5. COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any


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officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

         Following the Distribution Date, the Rights Agent will keep or cause to be kept, at one of its offices in New York, New York, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

         Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent in New York, New York or in Cleveland, Ohio. Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company


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may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
RIGHTS.

         (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date and at or prior to the Close of business on the earlier of the Expiration Date or the Final Expiration Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at an office of the Rights Agent designated for such purpose, together with an amount in cash, in lawful money of the United States of America, by certified check or bank draft payable to the order of the Company, equal to the Purchase Price for each Common Share as to which such surrendered Rights are exercised, or, if applicable, the exercise price per Right specified in Sections 11(a)(ii) or 11(d) hereof, as the case may be, together with an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with
Section 9 hereof; provided, however, that after the later of the first occurrence of a Triggering Event and the Distribution Date, in lieu of the cash payment payable to the Company referred to in this sentence, the registered holder of a Right Certificate evidencing exercisable Rights (which shall not include Rights that have become void pursuant to Section 11(a)(ii) hereof) may, at the option of the Company, exercise the Rights evidenced thereby in whole or in part in accordance with this Section 7(a) upon surrender of the Right Certificate as described above, together with the


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election to exercise such Rights duly completed. With respect to any Rights as to which such an election to exercise without payment of cash is made, the holder shall receive, upon exercise, a number of Common Shares or other securities, as the case may be, having a current per share market price (determined pursuant to Section 11(e) hereof as of the date of the first occurrence of any Triggering Event) equal to the excess of (i) the aggregate current per share market price of the Common Shares or other securities (determined pursuant to Section 11(e) hereof as of the date of the first occurrence of any Triggering Event) that would have been issuable upon payment of the cash amount as described above over (ii) the amount of cash that would have been payable to the Company upon exercise absent such election.

         (b) The Purchase Price shall initially be $170 per Common Share purchased, (equivalent to $85 for each one-half of a Common Share), and shall be subject to adjustment from time to time as provided in Section 11 hereof.

         (c) Subject to Sections 7(d), 11(a)(ii), and 11(d) hereof, upon receipt of a Right Certificate representing exercisable Rights with the form of election to purchase duly executed, accompanied by either payment as described above or a duly completed election to exercise without payment of cash, the Rights Agent shall promptly (i) requisition from any transfer agent of the Common Shares (or make available, if the Rights Agent is the transfer agent) certificates representing the number of whole Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, (iii) if appropriate, requisition from the Company the amount of cash to be paid or depository receipts to be issued in lieu of the issuance of fractional shares in accordance with Section 14 hereof or in lieu of the issuance of Common Shares in accordance with Section 11(a)(iii) or 11(d) hereof, and (iv) if appropriate, after receipt, promptly deliver such cash (or depository receipts, when appropriate) to or upon the order of the registered holder of such Right Certificate.


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         (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

         (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to any purported transfer, split up, combination or exchange of any Right Certificate pursuant to Section 6 hereof or exercise of a Right Certificate as set forth in this Section 7 unless the registered holder of such Right Certificate shall have (i) completed and signed the certificate following the form of assignment or the form of election to purchase, as applicable, set forth on the reverse side of the Right Certificate surrendered for such transfer, split up, combination, exchange or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall have reasonably requested.

         Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its stock transfer agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. RESERVATION AND AVAILABILITY OF COMMON SHARES. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued


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Common Shares or any authorized and issued Common Shares held in its treasury, the number of Common Shares that will be sufficient to permit the exercise pursuant to Section 7 hereof of all outstanding Rights; such number of Common Shares reserved and kept available shall be adjusted from time to time, if and to the extent required, upon the occurrence of any of the events described in
Section 11 hereof.

         So long as the Company's Common Shares are listed on a national securities exchange, the Company shall endeavor to cause, from and after such time as the Rights become exercisable, all Common Shares reserved for issuance upon exercise of the Rights to be listed on such exchange upon official notice of issuance.

         The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall be, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price, if required), duly and validly authorized and issued, fully paid, nonassessable and freely tradeable shares, free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal.

         The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates for the Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise, or to issue or deliver any certificates for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         The Company further consents and agrees to use its best efforts to (i) file on an appropriate form, as soon as practicable following the later to occur of a Triggering Event or the Distribution Date, a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities issuable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earliest of (A) the date as of which the Rights are no longer exercisable for such securities, (B) the Expiration Date, and (C) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective and upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding anything in this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite registration or qualification in such jurisdiction shall not have been effected or the exercise of the Rights shall not be permitted under applicable law.

         Notwithstanding anything in this Agreement to the contrary, the Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take any action if at the time such action is taken it is reasonably foreseeable that such action will diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         In the event that the Company is obligated to pay cash and/or distribute other property pursuant to Sections 11, 13, and 14 hereof, it will make all arrangements necessary so that such cash and/or property are available for distribution by the Rights Agent, if and when appropriate.

         Section 10. COMMON SHARES RECORD DATE. Each person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price, if required (and any applicable transfer taxes), was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open. Prior to the exercise pursuant to
Section 7 hereof of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND TYPE OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and type of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a)(i) In the event that the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) or in Section 11(d) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and/or kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that if the record date for any such dividend, subdivision, combination or reclassification shall occur prior to the Distribution Date, the Company shall make an appropriate adjustment to the Purchase Price (taking into account any additional Rights which may be issued as a result of such dividend, subdivision, combination or reclassification), in lieu of adjusting (as described above) the number of Common Shares (or capital shares, as the case may be) issuable upon exercise of the Rights. If an event occurs which would require an adjustment under both this Section 11(a)(i) and
Section 11(a)(ii) hereof or Section 11(d) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) or Section 11(d) hereof.

               (ii) In the event that any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) who or which, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 20% or more of the Common Shares then outstanding (other than in an Approved Transaction), then, and in each such case, the Company shall make adjustments in the terms of the Rights so that each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof in accordance with the terms of this Agreement, at an exercise price per Right equal to the product of two times the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event, such number of Common Shares as shall equal the result obtained by (x) multiplying the product of two times the then-current Purchase Price by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event and dividing that product by (y) 50% of the current per share market price of the Common Shares (determined pursuant to Section 11(e) hereof) on the date of the first occurrence of a Triggering Event. Notwithstanding anything in this Agreement to the contrary, from and after the later of the Distribution Date and the first occurrence of a Flip-In Event, any Rights that are or were acquired or beneficially owned (1) by any Acquiring Person (or any Affiliate or Associate of such Acquiring Person or any transferee thereof) or (2) pursuant to a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this sentence, shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of the preceding sentence are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

               (iii) Upon the occurrence of a Flip-In Event, if there shall not be sufficient authorized but unissued Common Shares or authorized and issued Common Shares held in treasury to permit the exercise in full of the Rights in accordance with the foregoing subsection (ii), the Directors of the Company shall use their best efforts promptly to authorize and, subject to the provisions of Section 9 hereof, make available for issuance additional Common Shares; provided, however, that if at any time after 90 calendar days after the first occurrence of a Flip-In Event, there shall not be sufficient Common Shares available for issuance upon the exercise of a Right, then the Company shall deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), and then cash or other property or securities (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the first occurrence of any Flip-In Event), which Common Shares and cash shall have an aggregate value equal to the excess of (x) the aggregate current per share market price (determined pursuant to Section 11(e) hereof) of all the Common Shares issuable in accordance with subsection (ii) of this
Section 11(a) upon the exercise of a Right over (y) the product of the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full.

               (b) In the event that the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or shares having the same rights, privileges and preferences as the Common Shares ("equivalent common shares")) or securities convertible into Common Shares or equivalent common shares at a price per Common Share or equivalent common share (or having a conversion price per share, if a security convertible into Common Shares or equivalent common shares) less than the current per share market price of the Common Shares (as determined pursuant to Section 11(e) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares and/or equivalent common shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares and/or equivalent common shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. Common Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (c) In the event that the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), assets, stock (other than a dividend payable in Common Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Common Shares (as determined pursuant to Section 11(e) hereof) on such record date, less the fair market value (as determined in good faith by the Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes) of the portion of the cash, assets, stock or evidences of indebtedness so to be distributed (in the case of regular periodic cash dividends at a rate in excess of 125% of the rate of the last cash dividend theretofore paid, only that portion in excess of 125% of such rate) or of such subscription rights, options or warrants applicable to one Common Share, and the denominator of which shall be such current per share market price of the Common Shares. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

               (d) In the event that, following the Share Acquisition Date, directly or indirectly:

               (i) the Company shall consolidate with, or merge with or into, any other Person and the Company shall not be the continuing or surviving corporation of such merger or consolidation; or

               (ii) any Person shall consolidate with the Company, or merge with or into the Company and the Company shall be the continuing or surviving corporation of such merger or consolidation and, in connection with such merger or consolidation, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property; or

               (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) representing in the aggregate more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons;


then, and in each such case, proper provision shall be made so that (A) each holder of a Right (except for Rights which are or become void as provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement at an exercise price per Right equal to the product of two times the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the first occurrence of a Triggering Event, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable Common Shares of the Issuer (as such term is hereinafter defined), free and clear of any liens, encumbrances and other adverse claims and not subject to any rights of call or first refusal, as shall be equal to the result obtained by (x) multiplying the product of two (2) times the then-current Purchase Price by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Triggering Event and dividing that product by (y) 50% of the current per share market price of the Common Shares of the Issuer (determined pursuant to Section 11(e) hereof), on the date of consummation of such Flip-Over Event; (B) the Issuer shall thereafter be liable for, and shall assume, by virtue of the consummation of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to the Issuer; and (D) the Issuer shall take such steps (including, without limitation, the reservation of a sufficient number of its Common Shares to permit the exercise of all outstanding

Rights) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights. For purposes of this Section 11(d), "Issuer" shall mean (A) in the case of any Flip-Over Event described in Sections 11(d)(i) or
(ii) above, the Person that is the continuing, surviving, resulting or acquiring Person (including the Company as the continuing or surviving corporation of a transaction described in Section 11(d)(ii) above), and (B) in the case of any Flip-Over Event described in Section 11(d)(iii) above, the Person that is the party receiving the greatest portion of the assets or earning power (including, without limitation, securities creating any obligation on the part of the Company and/or any of its Subsidiaries) transferred pursuant to such transaction or transactions; provided, however, that, in any such case, (x) if (1) no class of equity security of such Person is, at the time of such merger, consolidation or transaction and has been continuously over the preceding 12-month period, registered pursuant to Section 12 of the Exchange Act, and (2) such Person is a Subsidiary, directly or indirectly, of another Person, a class of equity security of which is and has been so registered, the term "Issuer" shall mean such other Person; and (y) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, a class of equity security of two or more of which are and have been so registered, the term "Issuer" shall mean whichever of such Persons is the issuer of the equity security having the greatest aggregate market value. Notwithstanding the foregoing, if the Issuer in any of the Flip-Over Events listed above is not a corporation or other legal entity having outstanding equity securities, then, and in each such case, (A) if the Issuer is directly or indirectly wholly owned by a corporation or other legal entity having outstanding equity securities, then all references to Common Shares of the Issuer shall be deemed to be references to the Common Shares of the corporation or other legal entity having outstanding equity securities which ultimately controls the Issuer, and (B) if there is no such corporation or other legal entity having outstanding equity securities, (1) proper provision shall be made so that the Issuer shall create or otherwise make available for purposes of the exercise of the Rights in accordance with the terms of this Agreement, a kind or kinds of security or securities having a fair market value at least equal to the economic value of the Common Shares which each holder of a Right would have been entitled to receive if the Issuer had been a corporation or other legal entity having outstanding equity securities; and (2) all other provisions of this Agreement shall apply to the issuer of such securities as if such securities were Common Shares. The Company shall not consummate any Flip-Over Event unless the Issuer shall have a sufficient number of authorized Common Shares (or other securities as contemplated above) which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 11(d), and unless prior to such consummation the Company and the Issuer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 11(d) and further providing that as promptly as practicable after the consummation of any Flip-Over Event, the Issuer shall:

          (A) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities issuable upon exercise of the Rights on an appropriate form, and shall use its best efforts to cause such registration statement to (1) become effective as soon as practicable after such filing and (2) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the Expiration Date and the Final Expiration Date;

          (B) take all such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights; and

          (C) deliver to holders of the Rights historical financial statements for the Issuer and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

The provisions of this Section 11(d) shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-Over Event occurs at any time after the occurrence of a Flip-In Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in this Section 11(d).

         In the event that the Company shall be the continuing or surviving corporation in a merger or consolidation referred to in subparagraph (ii) above and Common Shares of the Company are required to be issued upon exercise of the Rights following such merger or consolidation, and if there shall not be sufficient authorized but unissued Common Shares or authorized and issued Common Shares held in treasury to permit the exercise in full of the Rights in accordance with the foregoing, the Directors of the Company shall use their best efforts promptly to authorize and, subject to the provisions of Section 9 hereof, make available for issuance additional Common Shares; provided, however, that if at any time after 90 calendar days after the first occurrence of a Triggering Event, there shall not be sufficient Common Shares available for issuance upon the exercise of a Right, then the Company shall deliver, upon the surrender of such Right and without requiring payment of the Purchase Price, Common Shares (to the extent available), and then cash or other property or securities (to the extent permitted by applicable law and any agreements or instruments to which the Company is a party in effect immediately prior to the first occurrence of any Triggering Event), which Common Shares and cash shall have an aggregate value equal to the excess of (x) the aggregate current per share market price (determined pursuant to Section 11(e) hereof) of all the Common Shares issuable in accordance with this Section 11(d) upon the exercise of a Right over (y) the product of the then-current Purchase Price multiplied by the number of Common Shares for which a Right was exercisable immediately prior to the occurrence of the merger or consolidation referred to in subparagraph
(ii) above. To the extent that any legal or contractual restrictions prevent the Company from paying the full amount of cash payable in accordance with the foregoing sentence, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as funds become available until such payments have been paid in full.

               (e) For the purpose of any computation hereunder, the "current per share market price" of Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares
(i) of a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares or (ii) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be appropriately adjusted to take into account ex-dividend trading or to reflect the current market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Directors of the Company. The term "Trading Day" shall mean any day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If the Common Shares are not publicly held or not so listed or traded, or not the subject of available bid and asked quotes, "current per share market price" shall mean the fair value per share as determined in good faith by the Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

               (f) Except as set forth below, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest thousandth of a share, as the case may be. Notwithstanding the first sentence of this Section 11(f), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

               (g) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 11 and the provisions of Sections 7, 9, 10 and 14 hereof with respect to the Common Shares shall apply on like terms to any such other shares. In the event that the Rights become exercisable under both Section 11(a)(ii) and Section 11(d) hereof, a holder may, at his or her option, elect to exercise Rights under either provision, but each Right may be exercised only once.

               (h) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

               (i) Unless the Company shall have exercised its election as provided in Section 11(j) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares (calculated to the nearest thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment by
(y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

               (j) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 calendar days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(j), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

               (k) Irrespective of any adjustment or change in the Purchase Price or the number or type of shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per whole share and the number of shares which were expressed in the initial Right Certificate issued hereunder.

               (l) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Shares at such adjusted Purchase Price.

               (m) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               (n) Anything in Sections 11 (a) through (m), inclusive, hereof to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any of the Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Common Shares shall not be taxable to such shareholders.

               (o) Notwithstanding any other provision of this Agreement, no adjustment to the Purchase Price (other than pursuant to Section 11(n)), the number of Common Shares (or fractions of a share) for which a Right is exercisable or the number of Rights outstanding shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Sections 11(a)(ii) and 11(d) hereof, unless the terms of this Agreement are amended so as to preserve such benefits.

               (p) Notwithstanding the provisions of Sections 11(a)(ii) and 11(d) hereof, the Directors of the Company may, at their option, at any time after the later of the Distribution Date and the first occurrence of a Triggering Event, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Immediately upon the action of the Directors of the Company ordering the exchange of any Rights pursuant to this Section 11(p), and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right with respect to such Rights thereafter of the holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the action of the Directors of the Company ordering the exchange of any Rights pursuant to this Section 11(p), the Company shall publicly announce such action, and within 10 calendar days thereafter shall give notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed or transmitted in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii)) held by each holder of Rights. In any exchange pursuant to this Section 11(p), the Company, at its option, may substitute for any Common Share exchangeable for a Right, (i) cash, (ii) debt securities of the Company, (iii) other assets, or
(iv) any combination of the foregoing, in any event having an aggregate value which the Directors of the Company shall have determined in good faith to be equal to the current per share market price of one Common Share (determined pursuant to Section 11(e) hereof) on the Trading Day immediately preceding the date of exchange pursuant to this Section 11(p). The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares upon the exchange of a Right. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current per share market price of a whole Common Share (determined pursuant to Section 11(e) hereof) on the Trading Day immediately preceding the date of exchange pursuant to this Section 11(p).

         Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly prepare a certificate setting forth such adjustment, (including a description of any Rights which have become void as a result thereof), and a brief statement of the facts accounting for such adjustment and promptly file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate.

         Section 13. NOTICE OF ADJUSTED PURCHASE PRICE OR NUMBER OR TYPE OF SHARES TO HOLDERS OF RIGHTS. Whenever an adjustment is made as provided in
Section 11 hereof after the Distribution Date, the Company shall mail or transmit a brief summary of such adjustment to each holder of a Right Certificate in accordance with Section 25 hereof.

         Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES. (a) The Company shall not be required to issue fractions of Rights or to distribute any Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid as promptly as practicable to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Directors of the Company shall be used and shall be conclusive for all purposes.

               (b) The Company shall not be required to issue fractions of shares upon exercise of the Rights or to distribute certificates which evidence fractional shares. Fractions of Common Shares may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of Common Shares. In lieu of fractional shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(e) hereof) for the Trading Day immediately prior to the date of such exercise.

               (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right.

         Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificates (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

         Section 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

               (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

               (b) after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent in New York, New York, or Cleveland, Ohio, duly endorsed or accompanied by a proper instrument of transfer;

               (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

               (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use reasonable efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable upon exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with Section 7 hereof or exchanged pursuant to the provisions of Section 11(p) hereof.

         Section 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, suit, action, proceeding or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability. If the Rights Agent asserts or intends to assert a right of indemnification under this
Section 18 in connection with a suit, action or proceeding, the Company shall have the right, but not the obligation, to assume the responsibility for the defense of any such suit, action or proceeding.

         The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

         Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

               (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

               (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

               (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

               (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

               (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right

Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 hereof (including any adjustment which results in Rights becoming void) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment or voidance); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

               (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

               (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

               (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

               (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof. The Rights Agent shall not be under any duty or responsibility to insure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates.

               (j) The Rights Agent shall promptly remit to the Company any funds paid to it upon exercise of the Rights pursuant to Section 7 hereof.

         Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed or otherwise transmitted to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail (or such other method as the Company shall deem appropriate), and to the holders of the Right Certificates by first-class mail (or such other method as the Company shall deem appropriate). If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the States of Ohio or New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the States of Ohio or New York), in good standing, having a principal office in the States of Ohio or New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10 million and which shall otherwise meet any requirements imposed by the New York Stock Exchange on transfer agents and registrars. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail or transmit a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         Section 23. REDEMPTION. (a) Prior to the earlier of the Expiration Date and the Final Expiration Date, the Directors of the Company (with the concurrence of a majority of the Continuing Directors) may, at their option, redeem all but not less than all of the then-outstanding Rights at the Redemption Price at any time prior to the Close of business on the later of (i) the Distribution Date and (ii) the Share Acquisition Date.

               (b) Immediately upon the action of the Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Promptly after the action of the Directors ordering the redemption of the Rights, the Company shall publicly announce such action. Within 10 calendar days after ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing or transmitting such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of the redemption of the Rights. Any notice which is mailed or transmitted in the manner herein provided shall be deemed given, whether or not the holder receives the notice. The notice of redemption mailed or transmitted to the holders of Rights shall state the method by which the payment of the Redemption Price will be made. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based upon the current per share market price of the Common Shares (determined pursuant to Section 11(e) hereof) at the time of redemption) or any other form of consideration deemed appropriate by the Directors of the Company (based upon the fair market value of such other consideration, determined by the Directors of the Company in good faith) or any combination thereof.

               (c) At any time following the Share Acquisition Date, the Directors of the Company may relinquish their rights to redeem the Rights under paragraph (a) above, or both, by duly adopting a resolution to that effect. Immediately upon adoption of such resolution, the rights of the Directors under the portions of this Section 23 specified in such resolution shall terminate without further action and without any notice.

               (d) Notwithstanding anything in this Section 23 to the contrary, all rights of, and requirements for, redemption set forth above shall terminate immediately and automatically upon the occurrence of any one or more of the events set forth in Sections 11(a)(ii) or Sections 11(d)(i), (ii) or (iii), hereof.

         Section 24. NOTICE OF CERTAIN EVENTS. In case, after the Distribution Date, the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid) or
(b) to offer to the holders of Common Shares rights, options or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), or (d) to effect any consolidation or merger, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or warning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution or offering of rights, options or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares, if any such date is to be fixed, and such notice shall be so given, in the case of any action covered by clause (a) or (b) above, at least 20 calendar days prior to the record date for determining holders of the Common Shares for purposes of such action, and, in the case of any such other action, at least 20 calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

         In case any of the events set forth in Section 11(a)(ii) or Section 11(d) hereof shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights.

         Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                              The Lubrizol Corporation
                              29400 Lakeland Boulevard
                              Wickliffe, Ohio 44092
                              Attention:  Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                              American Stock Transfer & Trust Company
                              6201 15th Avenue
                              Brooklyn, New York 11214

(or if given such other method as the Company shall deem appropriate). Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Rights Agent (or if given such other method as the Company shall deem appropriate).

         Section 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date, the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors) may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the penultimate sentence of this
Section 26, the Company and the Rights Agent may at any time and from time to time supplement or amend this Agreement without the approval of any holders of Rights solely in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, to shorten or lengthen any time period hereunder or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Rights Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), as such; provided, this Agreement may not be supplemented or amended to lengthen a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of Common Shares for which a Right is exercisable; provided, however, that at any time prior to (i) a Share Acquisition Date or (ii) the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 20% or more of the Common Shares then outstanding, the Board of Directors of the Company may amend this Agreement to increase the Purchase Price or extend the Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

         Section 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder. The Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, any Acquiring Person or its Affiliates or Associates if at the time of or after such consolidation, merger or sale there would be any charter or by-law provisions or any rights, options, warrants or other instruments or securities outstanding or agreements in effect or any other actions taken which would eliminate or otherwise diminish the benefits intended to be afforded by the Rights.

         Section 28. DETERMINATIONS AND ACTIONS BY THE DIRECTORS. ETC. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3d(1)(i) of the General Rules and Regulations under the Exchange Act as in effect as of the date hereof and as hereinafter amended but only to the extent that any amendment thereto does not diminish the rights of holder of the Rights other than any Acquiring Person or an Affiliate or Associate of an Acquiring Person. The Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Directors in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Directors to any liability to the holders of the Right Certificates.

         Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates.

         Section 30. ACTION BY DIRECTORS. Whenever any action hereunder or in connection with the Rights is required or permitted to be taken by the Board of Directors of the Company, such action may be taken by the Executive Committee of the Board or by any other duly authorized committee thereof (with, where specifically provided for herein, the concurrence of the Continuing Directors).

         Section 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, to the extent such terms, provisions, covenants and restrictions do not adversely affect the interests of the holders of Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), as such. Without limiting the foregoing, if any provision requiring any action hereunder to be approved by a majority of Continuing Directors is held by any court of competent jurisdiction or other authority to be invalid, void or unenforceable, such determination shall then be made by the Board of Directors of the Company in accordance with applicable law and the Company's Articles of Incorporation and Regulations.

         Section 32. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, this 13th day of October, 1997.

                                               THE LUBRIZOL CORPORATION

                                               By:__________________________

                                               Name:________________________

                                               Title:_______________________

                                               AMERICAN STOCK TRANSFER &
                                               TRUST COMPANY

                                               By:__________________________

                                               Name:________________________

                                               Title:_______________________

                                    EXHIBIT A
                                    ---------
                           [Form of Right Certificate]

Certificate No. R-                                           ____________ Rights

         NOT EXERCISABLE AFTER OCTOBER 12, 2007 OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.05 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO OR ACQUIRED BY A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a)(ii) OR SECTION 11(d) OF THE RIGHTS AGREEMENT.]1

                                  Right Certificate

                       THE LUBRIZOL CORPORATION

         This certifies that              , or registered assigns, is the
registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of October 13, 1997 (the "Rights Agreement") between The Lubrizol Corporation, an Ohio corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (Cleveland, Ohio time) on October 12, 2007 at the principal office of the Rights Agent, or its successors as Rights Agent, in New York, New York or Cleveland, Ohio, one-half of one fully paid nonassessable Common Share, without par value (a "Common Share") of the Company, at a purchase price of $170 per whole Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of October 13, 1997, based on the Common Shares as constituted at such date.

-------------
         1 The portion of the legend in brackets shall be inserted only if applicable and if the Company is able to identify the holder as an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

         As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent in New York, New York or Cleveland, Ohio, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at a redemption price of $.05 per Right, payable, at the election of the Company, in cash, Common Shares of the Company or such other consideration as may be determined by the Directors of the Company.

         No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

               WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________.

                                           THE LUBRIZOL CORPORATION

Attest:_____________________               By:_____________________

                                           Name:___________________

                                           Title:__________________



                                           Countersigned:

                                           AMERICAN STOCK TRANSFER &
                                           TRUST COMPANY
                                           By:_____________________
                                           Name:___________________
                                           Title:__________________

                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such holder desires to transfer the Right Certificates.)

         FOR VALUE RECEIVED,_______________________________________hereby sells, assigns and transfers unto ________________________________________
                  (Please print name and address of transferee)

__________________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:______________


                                    ___________________________
                                    Signature



Signature Guaranteed:

                                    Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

       (1) This Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

       (2) After due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_________________

                                             ____________________________
                                             Signature




Signature Guaranteed:

                                     NOTICE




         The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

                            (To be executed if holder desires to
                            exercise the Right Certificate.)

To The Lubrizol Corporation:

       The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number


________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________


       If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

________________________________________________________________________________
                         (Please print name and address)

________________________________________________________________________________




Dated:_________________

                                             ____________________________
                                             Signature


Signature Guaranteed:

                                   Certificate

       The undersigned hereby certifies by checking the appropriate boxes that:

       (1) The Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

       (2) After due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:____________________

                                      _____________________________
                                      Signature

Signature Guaranteed:




                                     NOTICE

       The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B
                                    ---------

                          SUMMARY OF RIGHTS TO PURCHASE
                                  COMMON SHARES

      On September 22, 1997, the Directors of The Lubrizol Corporation (the "Company") declared a dividend distribution of one right (a "Right") for each outstanding Common Share,without par value (the "Common Shares"), of the Company. The distribution is payable on October 13, 1997 to the shareholders of record as of the close of business on September 22, 1997 (the "Record Date"). Each Right initially entitles the registered holder to purchase from the Company one-half of one Common Share at a price of $170 per whole share, subject to adjustment (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement dated as of October 13, 1997 (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

       Until the earlier of (i) ten Business Days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares, or (ii) ten Business Days following the commencement of a tender offer or exchange offer for 20% or more of such outstanding Common Shares (in each case without the prior approval of the Board of Directors)(the earlier of such dates being hereinafter called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date (as defined above), separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

       The Rights are not exercisable until the Distribution Date. The Rights will expire on October 12, 2007, unless earlier redeemed by the Company as described below.

       The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights, options or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares, or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness, cash (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid) assets, stock (other than dividends payable in Common Shares) or of subscription rights, options or warrants (other than those referred to above).

       In the event that an Acquiring Person merges into the Company and the Company's Common Shares are not changed or exchanged or a person or group of affiliated or associated persons become the beneficial owner of 20% or more of the Company's Common Shares, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person after the date upon which the Acquiring Person became such (which will thereafter be void), will thereafter have the right to receive upon exercise thereof at the then current Purchase Price, that number of Common Shares having a market value of two times the Purchase Price (or, under certain circumstances, an amount of cash or other property or securities having a value equal to the Purchase Price). In the event that the Company is acquired by an Acquiring Person in a merger or other business combination transaction or 50% or more of its assets or earning power are sold to an Acquiring Person (other than in a transaction approved by the Company's shareholders), proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person after the date upon which the Acquiring Person became such (which will thereafter be void), shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price, that number of Common Shares (or, under certain circumstances, an economically equivalent security or securities) of the surviving, resulting or acquiring person which at the time of such transaction would have a market value of two times the Purchase Price (or, under certain circumstances, an amount of cash equal to the Purchase).

       With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued (other than fractions which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

       The Company may redeem the Rights in whole, but not in part, at a price of $0.05 per Right (the "Redemption Price") at any time prior to the later of
(i) the Distribution Date and (ii) a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding Common Shares (or such later date as the Directors may specify), and, under certain circumstances, upon a merger or consolidation of the Company with or into a corporation which is not an Acquiring Person. At the election of the Company, the Redemption Price may be payable in cash, Common Shares, or such other consideration as the Company deems appropriate. Immediately upon the action of the Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. The Company will give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear on the Registry Books of the Rights Agent.

       Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

       Prior to the Rights becoming exercisable, the Rights Agreement may be amended or supplemented by the Company and the Rights Agent, without the approval of any holders of Rights, in any manner, except for an amendment or supplement which would change the Redemption Price, accelerate the Final Expiration Date, reduce the Purchase Price or change the number of Common Shares for which a Right is then exercisable. After the Distribution Date, the Rights Agreement may be so amended or supplemented to cure ambiguity, correct or supplement defective or inconsistent provisions or otherwise as the Company and the Rights Agent may deem necessary or desirable and shall not adversely affect the interests of the Rights holders.

       A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.